AZ CORP COMMISSION
                                                             FOR THE STATE OF AZ
                                                             SEP 30 10 12 AM '97
                                                                  /S/ B. MALLORY
                                                                        10-14-97

                             ARTICLES OF AMENDMENT
                                       OF
                 ARIZONA TAXPROS & INSURANCE WHOLESALERS, INC.



1. The name of the Corporation is Arizona Taxpros & Insurance Wholesalers, Inc.

2. Attached hereto as Exhibit A is the text of each amendment adopted.

3. [x] The Amendment does not provide for an exchange, reclassification or cancellation of issued shares.

     [ ] Exhibit A contains provisions for implementing the exchange, reclassification, or cancellation of issued shares provided for therein.

     [ ] The Amendment provides for the exchange, reclassification, or cancellation of issued shares. Such Action will be implemented as follows:

4. The Amendment was adopted the 10th day of September, 1997.
                                 ----        ---------

5. [ ] The Amendment was adopted by the [ ] Incorporators [ ] Board of Directors without shareholder action and shareholder action was not required.

6. [X] The amendment was approved by the shareholders. There is (are) 1 voting group eligible to vote on the amendment. The designation of voting groups entitled to vote separately on the amendment, the number of votes in each, the number of votes represented at the meeting at which the amendment(s) was were adopted, and the votes cast for and against the amendment(s) were as follows:

     The voting groups consisting of 20,000 outstanding shares of Common Stock
                                     ------
[class or series] is entitled to 20,000 votes. There were 20,000 votes present
                                                          ------
at the meeting. The voting group cast 20,000 for and 0 votes against approval of
                                      ------         -
the amendment. The number of votes cast for approval of the amendment was sufficient for approval by the voting group.

     The voting groups consisting of ______ outstanding shares of ____________ [class or series] is entitled to ______ votes. There were ______ votes present at the meeting. The voting group cast ______ votes for and ______ votes against approval of the amendment. The number of votes cast for approval of the amendment was sufficient for approval by the voting group.


     DATED this 10th day of September, 1997.

                                   Arizona Taxpros & Insurance Wholesalers, Inc.
                                          (NOW) KESTREL EQUITY CORPORATION

                                           By: /s/ Daniel Hodges
                                               ---------------------------------
                                               Daniel Hodges           President
                                               Name                    Title

                           AMENDMENTS TO THE ARTICLES
                               OF INCORPORATION OF
                  ARIZONA TAXPROS & INSURANCE WHOLESALERS, INC.

PURSUANT to the bylaws of the Corporation, a special meeting of the Board of Directors, also representing a majority of the Shareholders of the Corporation was held this 10th day of September in Tucson, Arizona to discuss and vote upon the following Aniendments to the Articles of Incorporation of the Corporation:

THAT the Corporation amend its Articles to reflect a change in the Corporation's name. Article I should read as follows:

                                    ARTICLE I

NAME: The name of the Corporation shall be Kestrel Equity Corporation.

THAT the Corporation amend its Articles to reflect a change in the number of authorized common stock shares, and thus the par value of the shares of the common stock of the Corporation, Article IV should be amended to read as follows:

                                   ARTICLE IV

AUTHORIZED CAPITAL: The Corporation shall have the authority to issue 100,000,000 shares of common stock, each share to have $.001 par value.

The shares may be issued for consideration expressed to dollars, personal property. Interests, real property interests, or as otherwise lawfully allowed, and as may be fixed from time to time by the Board of Directors, and may be designated as voting or non-voting at the time of issuance.

The Corporation elects to qualify the common stock offered and issued "Section 1244 stock," as such item is defined in the Internal Revenue Code and Regulations.


UPON MOTION duly made and seconded, the resolution described above was passed upon and the Secretary of the Corporation was directed to file the Articles of Incorporation with the State of Arizona Corporation Commission.


By: /s/ Daniel Hodges
    --------------------------
    Daniel Hodges
    President/Chairman
    Majority Shareholder

By: /s/ Frank Anjakos
    --------------------------
    Frank Anjakos
    Secretary/Shareholder